                                 LOAN AGREEMENT
                        NEW YORK BAGEL ENTERPRISES, INC.

THIS AGREEMENT is made and entered into by New York Bagel Enterprises, Inc., a Kansas corporation, and Lots A' Bagels, Inc., a Kansas corporation (collectively, the "BORROWER") and NationsBank, N.A. ("BANK").

WHEREAS, Borrower has requested Bank to lend it up to TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) in the form of a revolving line of credit to be used for the Borrower's general corporate activities, including, INTER ALIA, real estate and equipment financing, funding of acquisitions and short term working capital needs; and

WHEREAS, Bank is willing to make the loan to Borrower, subject to terms and conditions acceptable to Bank, as set forth below and in the other Loan Documents (as hereinafter defined).

NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, and the benefits to be derived herefrom, the parties agree as follows:

ARTICLE 1.    DEFINITIONS.

Section 1.1. DEFINITIONS. The following terms, as used herein, have the following meanings:

     ADVANCE means a disbursement by Bank of any of the proceeds of the Loan.

     AGREEMENT means this Loan Agreement executed by Borrower and Bank, as the Agreement may from time to time be renewed, extended, modified, amended, supplemented, replaced or restated.

     APPLICATION FOR ADVANCE means a Request for Advance, together with a written application by Borrower to the Bank in form and substance satisfactory to Bank, pursuant to which Borrower shall (a) specify the amount of the Advance and the Business Day for which the Advance is requested, (b) certify to Bank that as of the date of the Application for Advance, all representations and warranties contained in the Loan Documents remain true and correct, (c) certify to Bank that as of the date of the Application for Advance, Borrower is in compliance with all covenants contained in the Loan Documents, and (d) no Default or Event of Default has occurred or will occur as the result of the requested Advance.

     ASSIGNMENT OF PERMITS, LICENSES AND AGREEMENTS means an assignment, executed on even date herewith, for collateral purposes, of all permits, licenses and agreements affecting the Collateral granted by Borrower in favor of Bank, in form and substance acceptable to Bank, as the Assignment of Permits, Licenses and Agreements may be renewed, extended, modified, amended, supplemented, replaced and restated.

     BORROWING BASE means an amount equal to the sum of 75% of Borrower's Eligible Receivables, as defined below, PLUS 50% of Borrower's Eligible Inventory, as defined below, PLUS 50% of Borrower's Eligible Equipment.

     BORROWING BASE CERTIFICATE means the certificate described in SECTION
4.3.b).

     BORROWING BASE REPORT means a written report prepared by Borrower and in form and substance acceptable to Bank containing a statement of aging of accounts receivable and listings of inventory and equipment.

     BUSINESS DAY means any day of the week other than Saturday, Sunday or any other day on which Bank is required or authorized by law or executive order to close.

     CLOSING DATE means the date of execution and delivery of this Agreement or the date Bank makes its first Advance to Borrower, whichever occurs first.

     COLLATERAL means all of Borrower's personal property of any kind including, but not limited to, Borrower's right, title and interest in the Secured Collateral, securing or to secure the Loan pursuant to this Agreement or any of the Security Documents, and, in the event Borrower hereafter acquires any real property in connection with any Advance, Collateral shall also include such real property.

     COMMITMENT FEE has the meaning set forth in SECTION 2.1.e).

     DEFAULT means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     ELIGIBLE EQUIPMENT means Borrower's equipment, furniture, trade fixtures, machinery, appliances, and other personal property used or useful by Borrower in the operation of its business, with the ineligibility of any and all items or classes of equipment to be determined by the Bank in its sole discretion.

     ELIGIBLE INVENTORY shall mean Borrower's inventory of finished goods and merchandise held for retail sale in the ordinary course of its business, all of which inventory shall be owned solely by Borrower, free of liens, security interests and encumbrances (except for the Bank's Lien and Permitted Encumbrances) and shall be of good and merchantable quality, free from defects, and saleable in the ordinary course of Borrower's business, and shall not include damaged items, consigned inventory, or obsolete or slow-moving items, with the ineligibility of any and all items or classes of inventory to be determined by the Bank in its sole discretion.


                                                                 LOAN AGREEMENT
                                               NationsBank, N.A./New York Bagel
                                                                         Page 2

     ELIGIBLE RECEIVABLES shall mean bona fide existing accounts receivable owned solely by Borrower, with the ineligibility of any and all items or classes of accounts to be determined by Bank in its sole discretion.

     EMPLOYEE BENEFIT PLAN means at any time an employee benefit plan as defined in Section 3(3) of ERISA that is now or was previously maintained, sponsored or contributed to by Borrower.

     ENVIRONMENTAL DAMAGES means all claims, demands, liabilities (including strict liability), losses, damages (including consequential damages), causes of action, judgments, penalties, fines, costs and expenses (including fees, costs and expenses of attorneys, consultants, contractors, experts and laboratories) of any and every kind or character, contingent or otherwise, matured or unmatured, known or unknown, foreseeable or unforeseeable, made, incurred, suffered, brought, or imposed at any time and from time to time, caused by or related to any Hazardous Substance or the violation of any Environmental Requirement at, above, over, under, on, from or otherwise pertaining to the business operations of Borrower or the Collateral.

     ENVIRONMENTAL REQUIREMENT means any agreement or restriction or any federal, state or local law, statute, ordinance, code, rule, regulation, license, authorization, decision, order, injunction, decree, or rule of common law (and any judicial interpretation of any of the foregoing) pertaining to any Hazardous Substance or the environment (including, but not limited to, ground, air, water or noise pollution or contamination, and underground or above ground tanks) and shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, ET SEQ., as amended by the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, ET SEQ., the Federal Water Pollution Control Act, 33 U.S.C. Section 1801 ET SEQ., the Toxic Substance Control Act, 15 U.S.C. Section 2601, ET SEQ., the Clean Air Act, 42 U.S.C. Section 7401, ET SEQ., the Safe Drinking Water Act, 42 U.S.C. Section 300f, ET SEQ., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, ET SEQ. and the regulations, orders, decrees and publications promulgated pursuant thereto, or any other federal, state or local governmental law, ordinance, rule or regulation, regulating or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as may now or at any time hereafter be changed, amended or come into effect. The term "underground storage tanks" shall have the same meaning and definition set forth in paragraph (1) of 42 U.S.C. Section 6991. The term "above ground storage tanks" shall have the same meaning and definition set forth in K.S.A. 65-34,102(a).

     ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all regulations issued pursuant thereto.

     EVENT OF DEFAULT has the meaning set forth in SECTION 8.1.


                                                                LOAN AGREEMENT
                                              NationsBank, N.A./New York Bagel
                                                                        Page 3

     FINANCING STATEMENTS means collectively, all financing statements executed or to be executed by Borrower to perfect the security interests granted to Bank in any of the Collateral securing the Loan.

     GAAP means generally accepted accounting principles consistently applied as in effect at the time of application of the provisions hereof.

     GOVERNMENTAL AUTHORITY means any government, any state or other political subdivision thereof, or any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     GOVERNMENTAL REQUIREMENTS means Environmental Requirements, all laws, ordinances, codes, rules, regulations, orders, writs, injunctions or decrees of any Governmental Authority applicable to Borrower or the Collateral.

     HAZARDOUS SUBSTANCES means without limitation, asbestos, urea formaldehyde foam insulation, any flammable, explosive, radioactive or corrosive materials, petroleum hydrocarbons, polychlorinated biphenyls, hazardous materials, hazardous wastes, hazardous or toxic substances, other elements, compounds, pollutants, contaminants or related materials defined, regulated, controlled, limited or prohibited in any of the Environmental Requirements.

Notwithstanding the foregoing, the term "Hazardous Substances" shall not include chemicals routinely used in office areas or janitorial supplies, cleaning fluids or chemicals necessary for the day-to-day operation and maintenance of Borrower or the Collateral; provided that such chemicals and cleaning fluids are used, stored and disposed of in compliance with all Governmental Requirements of any Governmental Authority claiming to have or having jurisdiction over Borrower or the Collateral.

     IMPOSITIONS means all real estate and personal property taxes, charges for any easement, license or agreement maintained for the benefit of the Collateral or any part thereof, and all other Taxes, charges and assessments and any interest, cost or penalties with respect thereto, general, special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever, which at any time prior to or after the execution of this Agreement may be assessed, levied or imposed upon the Collateral or any part thereof, or the ownership, use, sale, occupancy or enjoyment thereof.

     INSURANCE POLICIES means:

     (a) Casualty insurance providing comprehensive coverage of the Collateral against fire, windstorm, tornado and other casualty in an amount equal to one hundred percent (100%) of the replacement cost of the Collateral;


                                                                LOAN AGREEMENT
                                              NationsBank, N.A./New York Bagel
                                                                        Page 4

     (b) Comprehensive General Liability Insurance for owners and contractors, including blanket contractual liability, products and completed operations, personal injury (including employees), independent contractors, explosion, collapse and underground hazards with a minimum coverage amount of $5 million, together with umbrella coverage in an amount acceptable to Bank, arising out of any one occurrence or in any increased amount reasonably required by Bank;

     (c) Comprehensive Automobile Liability Insurance in an amount acceptable to Bank for bodily injury;

     (d)  Worker's Compensation Insurance for statutory limits; and

     (e) Any other insurance, including business interruption insurance in such amounts and as customarily carried by comparable companies engaged in business similar to that of Borrower covering the Collateral as Bank may require.

All insurance policies shall be "occurrence" based policies, issued on forms and with companies satisfactory to Bank. Certificates of Insurance evidencing all Insurance Policies shall be delivered to Bank at Bank's address for notices set forth in this Agreement. Copies of all insurance policies shall be made available to Bank for inspection. All Insurance Policies shall be in amounts, with deductibles, and in form and substance otherwise satisfactory to Bank, and shall have a provision giving Bank at least thirty (30) days' prior written notice of change of coverage and at least ten (10) days' prior written notice of cancellation or non-renewal. Each all-risk policy issued with respect to the Collateral shall have loss payable clauses in favor of Bank, with loss proceeds payable to Bank.

     LEGAL REQUIREMENTS means (a) any and all present and future judicial decisions, permits, licenses or certificates, or Governmental Requirements in any way applicable to Borrower or any Collateral, including the ownership, occupancy, possession, operation, maintenance, alteration, repair or reconstruction thereof; (b) the presently or subsequently effective bylaws, articles of incorporation, operating agreement, articles of organization, or any partnership, limited partnership, joint venture, trust or other form of business association agreement of Borrower; (c) any and all covenants, conditions or restrictions applicable to the Collateral or the ownership, use or occupancy thereof; and (d) any and all leases or contracts (written or oral) of any nature that relate in any way to the Collateral, or any such lease or contract to which Borrower may be bound.

     LIEN means with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.


                                                                LOAN AGREEMENT
                                              NationsBank, N.A./New York Bagel
                                                                        Page 5

     LOAN means the loans contemplated under this Agreement. The Loan is a "business loan" within the meaning of K.S.A. 16-207(f).

     LOAN DOCUMENTS means this Agreement, the Security Agreement, the Note, the Assignment of Permits, Licenses and Agreements, the Financing Statements, and such other documents, evidencing, securing or pertaining to the Loan as shall, from time to time, be executed and delivered by Borrower or any other Person to Bank pursuant to this Agreement, as any of them may from time to time be renewed, extended, modified, amended, restated, replaced or supplemented, and including further, without limitation, each Application for Advance, including future amendments and supplements thereto.

     MATERIAL ADVERSE EFFECT means an effect resulting from any circumstance or event of whatever nature (including, but not limited to, the filing of, or any adverse determination or development in, any litigation, arbitration or governmental investigation or proceeding) which (a) has any adverse effect whatsoever upon the ability of Bank to enforce any material provisions of any of the Loan Documents; (b) is material and adverse to any of the Collateral or the business, financial condition or other property of Borrower; or (c) impairs the ability of Borrower to fulfill any material obligation under the Loan Documents.

     MATURITY DATE means September 30, 1998.

     NOTE means each and every commercial promissory note, in form and substance acceptable to Bank, executed by Borrower at any time during the term of the Loan and payable to the order of Bank, the aggregate principal balance of which shall not exceed TEN MILLION AND NO/100 DOLLARS ($10,000,000.00), and includes any amendments thereto and all promissory notes given in renewal, extension, modification, restatement, rearrangement or replacement thereof.

     OBLIGATIONS means all present and future indebtedness, obligations and liabilities, or any part thereof, of Borrower now existing or hereafter arising under or in connection with this Agreement, the Note or any of the other Loan Documents (specifically including, without limitation, the principal amount outstanding under the Note), pursuant to the Loan Documents, together with (a) all interest accrued thereon; (b) all reasonable or necessary costs, expenses and attorneys' fees of Bank incurred in connection with the preparation of the Loan Documents and any amendments, waivers or extensions of the Loan Documents and the administration thereof; (c) the reimbursement and payment of all sums which are advanced by Bank, in accordance with the terms of this Agreement or any other Loan Document, to pay or satisfy amounts required to be paid by Borrower under this Agreement or under any other instrument, agreement or document at any time executed in connection with or as security for any part of the Loan, in accordance with the terms of this Agreement or any other Loan Document, or any amounts which are advanced by Bank to pay any Taxes, Impositions, insurance premiums, Liens, assignments, charges or claims against any of the Collateral; and (d) all costs, charges, commissions, reasonable attorneys'


                                                                LOAN AGREEMENT
                                              NationsBank, N.A./New York Bagel
                                                                        Page 6
fees and expenses owing and to become owing in connection with the enforcement and collection of the foregoing obligations and indebtedness, and those owing to or to become owing in connection with the repossession, operation, maintenance, preservation or foreclosure of any of the Collateral, regardless of whether such indebtedness, obligations and liabilities are direct, contingent, fixed, liquidated, unliquidated, joint, several or joint and several. The Obligations shall include all renewals, extensions, modifications, amendments, rearrangements and replacements of any of the above-described obligations, liabilities and indebtedness.

     PENSION PLAN means any Employee Plan that is now or was previously covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code.

     PERMITTED ENCUMBRANCES mean:

     a)   Bank's Liens securing the Note;

     b) Inchoate statutory or operators' liens securing obligations for labor, services, materials and supplies furnished to Borrower, which (i) are not delinquent; (ii) have not been filed of record with appropriate officers of Sedgwick County, Kansas, or are only notices of a right to claim of lien in the event of non-payment without references to any specific overdue sum; or (iii) are being contested on behalf of Borrower in good faith and for which Borrower has obtained a proper payment and performance bond in the amount of the contested claim;

     c) Mechanics', materialmen's, warehousemen's, journeymen's and carriers' liens and other similar liens arising by operation of law or statute in the ordinary course of business if (i) the underlying claim is not delinquent and did not in any event cover a billing period exceeding sixty (60) days; (ii) the liens have not been filed of record with appropriate officers of Sedgwick County, Kansas or are only notices of a right to claim of lien in the event of non-payment without references to any specific overdue sum; or (iii) the claim giving rise to such lien is being contested on behalf of Borrower in good faith and for which Borrower has obtained a proper payment and performance bond in the amount of the contested claim;

     d) Liens for Taxes or Impositions not yet due or not yet delinquent, or, if delinquent, that are being contested on behalf of Borrower, as permitted by and in accordance with the terms and conditions set forth in SECTION 6.8;

     e) Valid licenses and grants by Borrower to the New York Bagel franchise, and related tradenames, trademarks and trade dress existing as of the date of this Agreement; and

     f) Valid liens of any landlord of Borrower provided under any lease of Borrower in effect as of the date of this Agreement as such lease exists as of the date of this Agreement.


                                                                LOAN AGREEMENT
                                              NationsBank, N.A./New York Bagel
                                                                        Page 7

     PERSON means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     REQUEST FOR ADVANCE means each and every request for advance executed by Borrower from time to time substantially in the form attached hereto as EXHIBIT A.

     SECURED COLLATERAL means and refers to Borrower's deposits, accounts, rents, revenues, income, fees, charges, accounts or other payments, accounts receivable, instruments, documents, chattel paper, general intangibles, tradenames, trademarks, trade dress, franchise rights, licenses, furniture, trade fixtures, machinery, appliances, equipment, goods and inventory including any additions or substitutions therefor and all cash and non-cash proceeds (including insurance proceeds) therefrom whether now owned or hereafter acquired, all other personal property located at, used or intended to be used in connection with the Collateral, together with any other property heretofore or hereinafter pledged or secured to Bank to secure this or any other obligation of Borrower to Bank, and, in the event Borrower hereafter acquires any real property in connection with any Advance, Secured Collateral shall also include such real property.

     SECURITY AGREEMENT means that certain security agreement, in form and substance acceptable to Bank, executed on even date herewith by Borrower in favor of Bank securing the payment of the Note and the payment and performance of all obligations specified in the Security Agreement, this Agreement and the other Loan Documents, and evidencing a valid and enforceable first priority security interest in and to the Secured Collateral, as the Security Agreement may from time to time be renewed, extended, modified, restated, replaced, amended or supplemented, including, without limitation any and all mortgages that may from time to time be executed by Borrower in favor of Bank to secure Bank's lien in the Secured Collateral or any part thereof.

     SECURITY DOCUMENTS means collectively, this Agreement, the Security Agreement, the Assignment of Permits, Licenses and Agreements and all other documents or instruments granting a lien and/or security interest in favor of Bank as collateral for the Loan, all Financing Statements related thereto, and all modifications, renewals or extensions thereof and any documents executed in modification, renewal, extension, amendment, supplement or replacement thereof.

     TAXES means all taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings, stamp taxes, income taxes, interest equalization taxes, capital transaction taxes, foreign exchange taxes or other charges of any nature whatsoever, from time to time or at any time imposed by law or any Governmental Authority; and TAX means any one of the foregoing.


                                                                LOAN AGREEMENT
                                              NationsBank, N.A./New York Bagel
                                                                        Page 8

     UCC means the Kansas uniform commercial code.

Section 1.2. SINGULAR AND PLURAL OF DEFINITIONS. Each term defined in the singular form in SECTION 1.1. shall mean the plural thereof when the plural form of such term is used in this Agreement, and each term defined in the plural form in SECTION 1.1. shall mean the singular thereof when the singular form of such term is used in this Agreement.

Section 1.3. GENDER AND CONSTRUCTION. Words of any gender shall be held and construed to include any other gender. The use of the words "herein," "hereof," "hereunder" and other similar compounds of the word "here" shall refer to this entire Agreement and not to any particular section, paragraph or provision.

Section 1.4. CAPTIONS. The captions in this Agreement are for the convenience of reference only and shall not define, affect or limit any of the terms or provisions of this Agreement and shall be disregarded in construing the language of any such term or provision.

Section 1.5. CAPITALIZED TERMS. Capitalized terms used herein shall have the same meaning given to such terms in the other Loan Documents (copies of which are attached as EXHIBIT B) unless otherwise defined herein or the context clearly indicates otherwise.

ARTICLE 2.     THE LOAN.

Section 2.1. GENERAL TERMS. Bank agrees, on the terms and conditions of this Agreement, to make a loan to Borrower in the aggregate principal amount of not to exceed TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) at any given time, as follows:

a) NOTE. The Loan shall be evidenced by the Note, which will be executed by Borrower at the time of each authorized Advance in the amount of the Advance.

b) MATURITY DATE, PAYMENT AND TERMINATION OF COMMITMENT. Principal and interest accruing on the Loan and the other Obligations shall be calculated, due and payable as set forth in each Note. Any unfunded commitment under any Note shall expire and terminate automatically on the Maturity Date. Subject to and upon the terms, covenants and conditions as set forth in the Note and this Agreement, Borrower may borrow, repay and reborrow under the Loan, at any time and from time to time until the Maturity Date or the termination of the Bank's commitment whichever is earlier.

c) CONDITIONS TO ADVANCES. Borrower shall not be entitled to any Advance, unless and until Borrower shall have satisfied each of the applicable conditions precedent set forth in ARTICLE 4.


                                                                LOAN AGREEMENT
                                              NationsBank, N.A./New York Bagel
                                                                        Page 9

d) TERM. The term of the Loan shall be governed by the Note, but in no event shall exceed a period of fifteen (15) months from the date of the first Advance.

e) FEES. In consideration of Bank making the Loan, Borrower agrees to pay a commitment fee ("COMMITMENT FEE") to Bank annually, in arrears, in accordance with the following schedule:

     1) one-quarter of one percent (.025%) on the entire $10,000,000.00 loan amount if the average outstanding principal balance of the Loan is $1,000,000.00 or less;

     2) one-eighth of one percent (.0125%) on the entire $10,000,000.00 loan amount if the average outstanding principal balance of the Loan is at least $1,000,001.00, but less than or equal to $2,000,000.00; or

     3) no commitment fee if the average outstanding principal balance of the Loan is greater than $2,000,000.00.

The average outstanding principal balance shall be calculated on an annual basis beginning September 1, 1997, through the Maturity Date.

ARTICLE 3.  COLLATERAL TO SECURE THE LOAN.

Section 3.1. COLLATERAL. The Loan shall be secured by a security interest, granted pursuant to the Security Agreement in favor of Bank, in all of the Secured Collateral.

ARTICLE 4.  CONDITIONS TO CLOSING AND MAKING OF ADVANCES.

Section 4.1. APPLICATIONS FOR ADVANCES. At least ten (10) Business Days before the requested date of each Advance, Borrower shall deliver to Bank an Application for Advance. Each Application for Advance shall be irrevocable and shall specify the amount of the Advance and the Business Day for which the Advance is requested. Except as otherwise previously or concurrently disclosed to Bank in writing, each Application for Advance by or on behalf of Borrower shall be deemed to ratify and confirm that all representations and warranties in this Agreement and the other Loan Documents remain true and correct as of the date of the Application for Advance, and unless the Bank is notified to the contrary before the Advance is made, Borrower's acceptance and use of the funds so advanced shall be deemed to ratify and confirm that all such representations and warranties remain true and correct on the date of such Advance.

Section 4.2. CLOSING; INITIAL ADVANCE. The obligation of Bank to close on the Loan and make an initial Advance under this Agreement is subject to the following conditions precedent:

a) Borrower shall have delivered to Bank the duly and properly executed Loan Documents;


                                                                 LOAN AGREEMENT
                                               NationsBank, N.A./New York Bagel
                                                                        Page 10

b) Borrower shall have delivered to Bank evidence satisfactory to Bank that all Insurance Policies have been obtained and all premiums paid;

c) Borrower shall have delivered to Bank duly executed and properly certified copies of documents authorizing the execution of and performance by Borrower of this Agreement and the other Loan Documents and all other documents or instruments contemplated herein or therein;

d) Borrower shall have delivered to Bank a current certificate of good standing for Borrower issued by the Kansas Secretary of State;

e) Borrower shall have provided to Bank, Borrower's Federal tax identification number;

f) Borrower shall have delivered to Bank, a current certified copy of Borrower's articles of incorporation and a true, correct and complete copy of Borrower's by-laws as currently in effect;

g) Bank shall have received the opinion of Borrower's counsel in form and substance acceptable to Bank; and

h) Borrower shall have paid to Bank, Bank's costs and legal expenses incurred in connection with the preparation of the Loan Documents and related legal services.

Section 4.3. CONDITIONS PRECEDENT TO ALL ADVANCES. The obligation of Bank to make each and every Advance under the Loan is subject to the following conditions precedent:

a) NO EVENT OF DEFAULT. No Event of Default shall have occurred and be continuing and no event which, with notice or lapse of time or both, would become such an Event of Default, shall have occurred and be continuing;

b) BORROWING BASE CERTIFICATE. Borrower shall have submitted to Bank a Borrowing Base Certificate, in form and substance acceptable to Bank, which calculates the Borrowing Base and the amount of credit available to fund the particular Advance being requested and the total amount of credit then available under the Loan; PROVIDED, HOWEVER, that Advances for construction financing as contemplated in SECTION 4.4(c), below, shall not require the submission of such a certificate;

c) NOTE. Borrower shall have executed and delivered the Note and any other documents requested by Bank applicable to the Advance; and

d) SUBORDINATION OF LANDLORD'S LIEN. To the extent any lease agreement entered into by Borrower after the date of this Agreement purports to create a lien in favor of any landlord in the


                                                                LOAN AGREEMENT
                                              NationsBank, N.A./New York Bagel
                                                                       Page 11

Collateral, and if requested by Bank, Borrower shall obtain a subordination of such lien to the Lien of Bank hereunder.

Section 4.4. LIMITATIONS AS TO PARTICULAR ADVANCES. The following conditions precedent shall apply as to the particular types of Advances set forth below, and the obligation of Bank to make such Advances is subject to the following:

a) ADVANCES FOR WORKING CAPITAL. Before Borrower shall be entitled to receive any Advance for use as short term working capital, Borrower shall demonstrate to Bank's satisfaction in the exercise of its sole discretion, the existence of a clear repayment source that will enable Borrower to repay such Advance within twelve (12) months from the date of the Advance.

b) ADVANCES FOR EQUIPMENT PURCHASES. Any Advance requested by Borrower to finance its purchase of restaurant equipment packages, machinery and other personal property for the conduct of Borrower's business, shall not exceed seventy-five percent (75%) of the actual cost of the property being purchased (as determined by Bank in the exercise of its sole discretion) and shall be amortized for purposes of repayment over a period of no more than three (3) years.

c) CONSTRUCTION FINANCING. With respect to Advances requested by Borrower to finance new construction, remodeling or acquisition of restaurant locations:

     1) the aggregate of all such Advances shall at no time exceed a $2,000,000.00 cap. An Advance will not be included in the calculation of the cap if Borrower obtains a written commitment for permanent financing, in form and substance satisfactory to Bank, sufficient to repay the Advance in full on or before the Maturity Date;

     2) Borrower agrees to execute and deliver to Bank, a mortgage and assignment of leases and rents, in form and substance satisfactory to Bank, covering any real property to be acquired for such construction or remodeling; and

     3) Borrower agrees to execute and deliver to Bank any and all other documents as may be requested by Bank in its sole discretion in order to document said construction financing.

In the event that upon completion of construction, remodeling or acquisition Borrower is unable to obtain long-term financing to replace the Advances of Bank pursuant to this subsection, Bank will provide Borrower with "mini-perm" financing with repayment terms based upon: i) a ten (10) year amortization schedule; ii) a balloon maturity date of no more than five (5) years; and iii) no commitment from Bank to renew. Any "mini-perm" financing provided hereunder shall likewise be included for purposes of calculating the $2,000,000.00 cap set forth in SECTION 4.4. c) 1), above.


                                                                LOAN AGREEMENT
                                              NationsBank, N.A./New York Bagel
                                                                       Page 12

d) ADVANCES IN EXCESS OF $2 MILLION OR FOR TERM EXCEEDING MATURITY DATE. With respect to Advances in an amount in excess of $2,000,000.00 or for a term that would expire beyond the Maturity Date, Borrower shall be required to obtain the prior written approval of Bank before a Request for Advance for such an amount is submitted.

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES.

To induce Bank to make the Loan, Borrower represents and warrants, and so long as any of the Obligations remain due and owing by Borrower under the Loan continuously represents and warrants to Bank as follows:

Section 5.1. CORPORATE EXISTENCE. Each corporation comprising the Borrower is a corporation duly organized and existing under the laws of the State of Kansas and is in good standing where required under the laws of the states of Alabama, Colorado, Kentucky, Missouri, New Mexico, Oklahoma, South Carolina, Texas and Kansas and each corporation is duly authorized to the extent required by applicable law to transact business in all places in which it operates whether as of the date of this Agreement or hereafter.

Section 5.2. BORROWER'S AUTHORITY, ETC. Borrower has the power and authority to enter into and perform the Loan Documents, and all actions necessary or required to be taken by Borrower for the execution, delivery and performance by Borrower of the Loan Documents have been duly authorized and taken by Borrower, and the Loan Documents have been duly executed and delivered by or on behalf of Borrower. The Loan Documents constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms. The execution and delivery of the Loan Documents by or on behalf of Borrower does not conflict with or constitute on the part of Borrower a breach of, or default under any of the terms, conditions, provisions, or restrictions of its articles of incorporation, by-laws or any mortgage, lease or other agreement or instrument to which Borrower is subject or by which Borrower may be bound.

Section 5.3. ENFORCEABILITY. This Agreement and the other Loan Documents constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms.

Section 5.4. TITLE TO COLLATERAL. Subject only to the Permitted Encumbrances, Borrower holds full legal and equitable title to the Collateral, including, without limitation, all right, title and interest in the New York Bagel franchise and related tradenames, trademarks, and trade dress.

Section 5.5. FINANCIAL STATEMENTS. Borrower's financial statements furnished to Bank in connection with the Loan, including, without limitation, Borrower's financial information filed pursuant to the Securities Exchange Act of 1934, as amended, Borrower's monthly internal financial reports and Borrower's operating plan for Borrower's current fiscal year, correctly reflect the financial condition of Borrower, and no material adverse change has since occurred.


                                                                LOAN AGREEMENT
                                              NationsBank, N.A./New York Bagel
                                                                       Page 13

Section 5.6. LITIGATION. Borrower is not a party to any litigation which could have a Material Adverse Effect on its financial condition, the Collateral or the Loan. Nor to the best of Borrower's knowledge, does there exist any basis upon which such litigation could be instituted.

Section 5.7. LIENS OR ENCUMBRANCES. The Collateral is not subject to any Liens or encumbrances, except the Permitted Encumbrances.

Section 5.8. ERISA. Borrower is in compliance in all material respects with all applicable provisions of the ERISA, and Borrower has not incurred any liability to the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions thereunder.

Section 5.9. TAXES. Borrower has filed all required federal, state and local tax returns and have timely paid all Taxes and Impositions shown on such returns to be owing, and there are no claims for Taxes or Impositions which have been asserted against Borrower and which are unpaid except those, if any, which have been disclosed to Bank in writing.

Section 5.10.  BANK'S RELIANCE ON BORROWING BASE CERTIFICATE.   Borrower
understands and agrees that Bank intends to rely on the Borrowing Base Certificates (delivered to Bank in accordance with SECTION 4.3.b) hereof), not only in connection with determining the amount of credit available under the Loan, but also in determining the creditworthiness of Borrower.

Section 5.11. PRINCIPAL PLACE OF BUSINESS. Borrower's principal place of business and chief executive office is located at 300 IMA Plaza, 250 North Water Street, Wichita, Kansas 67202-1213.

Section 5.12. FRANCHISE AGREEMENTS. All franchise agreements to which Borrower is a party are in full force and effect and, to the best of Borrower's knowledge, are free from any default by Borrower or any act or omission of Borrower that with notice or passage of time or both would become a default by Borrower thereunder; provided, that Borrower anticipates and Bank acknowledges that Borrower may terminate certain franchise agreements from time to time.

ARTICLE 6.  AFFIRMATIVE COVENANTS.

To induce Bank to make the Loan, Borrower covenants and agrees, and so long as any of the Obligations remain due and owing by Borrower under the Loan continuously covenants and agrees as follows:

Section 6.1.  FINANCIAL COVENANTS.


                                                                LOAN AGREEMENT
                                              NationsBank, N.A./New York Bagel
                                                                       Page 14

a) FINANCIAL RATIOS. Borrower will maintain at all times: (i) a ratio of total debt to tangible net worth of no greater than 0.8 to 1; (ii) a current ratio of no less than 1.2 to 1 (excluding current portions of long-term debt from current liabilities and Advances hereunder); and (iii) earnings before interest, taxes, depreciation and amortization ("EBITDA") to debt service ratio of 1.5 to 1, after considering normalized repayment schedule of Borrower's short and long term debt; all as determined in accordance with GAAP.

b) BORROWER'S FINANCIAL STATEMENTS AND TAX RETURNS. Borrower will furnish to Bank the following:

     1) As soon as available, but in any event, within one hundred twenty (120) days after the close of each fiscal year, (i) a copy of its consolidated annual financial report for such year, prepared in accordance with GAAP by a firm of independent certified public accountants satisfactory to Bank;
     (ii) internal annual budget and projections as generally prepared by Borrower; and (iii) annual depreciation schedule of all fixed assets;

     2) As soon as available, but in any event within forty-five (45) days after the close of each fiscal quarter, a consolidated interim balance sheet and operating statement reflecting Borrower's financial condition as of the close of the quarter and results of its operation since the beginning of its fiscal year;

     3) As soon as available, but in any event within thirty (30) days after the close of each fiscal quarter a Borrowing Base Report;

     4) As soon as available, but in any event not later than ten (10) days from filing, copies of all information filed by Borrower with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended;

     5) As soon as available, but in any event upon Bank's request within thirty (30) days after the end of each month, Borrower's monthly financial statements as generally prepared by Borrower;

     6) Within ten (10) days from the filing thereof, true, correct and complete copies of Borrower's Federal tax returns; and

     7) Such additional information as the Bank, from time to time, may reasonably request.

Section 6.2. INSPECTION AND AUDIT. Borrower will permit any authorized representative or agent of the Bank to examine, inspect, copy, verify and audit, all in a reasonable manner, any of Borrower's facilities, its books and records (including those electronically stored) and the Collateral.


                                                                LOAN AGREEMENT
                                              NationsBank, N.A./New York Bagel
                                                                       Page 15

Section 6.3. CORPORATE EXISTENCE. Borrower will conduct its business in an orderly, efficient and regular manner, keep in full force and effect its corporate existence and all rights, licenses, franchises and distributor agreements necessary to conduct its business, and materially comply with all applicable laws, ordinances, codes, rules, regulations, orders, writs, injunctions or decrees of any government, state, political subdivision or court.

Section 6.4. INSURANCE. The risk of loss or damage to or destruction of the Collateral shall at all times be borne by Borrower. Borrower shall at all times maintain or cause to be maintained in force the Insurance Policies, and shall furnish to Bank upon request, a certificate or certificates from the respective insurer(s) setting forth the nature and extent of all insurance maintained by Borrower in accordance with this Agreement and the other Loan Documents. Borrower shall deliver to Bank certified copies of each renewal or substitute Insurance Policy (and corresponding certificate with premiums fully paid) at least ten (10) days before the termination of the policy it renews or replaces. All premiums on Insurance Policies required hereunder shall be paid as they become due and payable, and evidence thereof shall be promptly delivered to Bank. Borrower shall comply or cause compliance at all times with the provisions of any Insurance Policy covering or applicable to Borrower or the Collateral or any portion thereof.

Section 6.5. PRESERVE COLLATERAL. Borrower shall do or cause to be done all things necessary to preserve, protect, maintain, replace and repair the Collateral and keep the same in good condition, ordinary wear and tear excepted.

Section 6.6. EXISTENCE, FRANCHISES AND PERMITS. Borrower shall do or cause to be done at all times all things necessary to preserve, protect, defend, renew and extend any and all franchises, tradenames, trademarks, trade dress, permits, licenses, privileges, concessions and other material rights (including those related to land use and development, construction, access, water rights and use, noise, waste disposal and pollution control) that are or may be applicable from time to time to Borrower for the conduct of its business.

Section 6.7. COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS. Borrower shall timely comply with all material Governmental Requirements applicable to the Collateral, the Loan or any Loan Documents, and all applicable organizational documents and other agreements to which it is a party, and promptly deliver to Bank evidence of such compliance upon request. Borrower assumes full responsibility for the compliance of the Collateral in all material respects with all Governmental Requirements. Promptly upon Borrower's receipt of any notice from a Governmental Authority of noncompliance with any Governmental Requirements applicable to the Collateral, the Loan or any of the Loan Documents, Borrower shall provide Bank written notice thereof.


                                                                LOAN AGREEMENT
                                              NationsBank, N.A./New York Bagel
                                                                       Page 16

Section 6.8. TAXES; CLAIMS FOR LABOR AND MATERIALS. Borrower shall promptly pay or cause to be paid when due all costs, Taxes, Impositions and other expenses incurred in connection with the Collateral, and Borrower shall keep the Collateral free and clear of any Lien, other than the Permitted Encumbrances. Notwithstanding anything to the contrary in this Agreement, Borrower may contest, to the extent and in the manner permitted by law, the validity or amount of any claim of any broker, contractor, consultant, architect or other Person providing labor, materials or services with respect to the Collateral, any Governmental Requirement or any Tax or Imposition levied by Governmental Authority, and such contest on the part of the Borrower shall not be a Default or an Event of Default hereunder and shall not release Bank from its obligation to make Advances hereunder if and so long as (i) the amount, applicability or validity thereof is being contested in good faith by appropriate action promptly initiated and diligently conducted in accordance with good business practices and no part of the Collateral or other material property or assets of Borrower is subject to levy or execution, which, if taken, would have a Material Adverse Effect; (ii) if reasonably requested by Bank, Borrower shall have established cash reserves satisfactory to Bank with respect thereto; and (iii) Borrower shall have notified Bank of such circumstances in detail satisfactory to Bank; and provided, further, that in the event such contest is unsuccessful, then Borrower shall promptly pay any such claim.

Section 6.9. HOLD HARMLESS. Borrower shall protect, indemnify, hold harmless and defend, at Borrower's own cost and expense, Bank, any participants in the Loan, and the officers, directors, partners, employees, agents, attorneys, heirs, personal representatives, successors and assigns of each of the foregoing Persons (each, an "Indemnified Person"), from and against, and if and to the extent paid, reimburse each such Indemnified Person for, any and all losses, liabilities, claims, damages, deficiencies, interest, judgments, costs and expenses (including, but not limited to, all court costs and reasonable attorneys' fees and expenses) of any and every kind and nature arising out of or by reason of (a) any investigation, litigation, or other proceeding arising out of or by reason of the execution of this Agreement or any other Loan Document by Bank and the transactions contemplated thereby, including, but not limited to, any use effected or proposed by Borrower of the proceeds of the Loan; (b) any representation made by Borrower hereunder or under any of the other Loan Documents; and (c) any Environmental Damages; provided, however, that nothing contained in this SECTION 6.9 shall be construed as an agreement by Borrower to indemnify and defend any Indemnified Person for such Indemnified Person's (a) willful misconduct which directly or indirectly causes or results in the harm or loss being indemnified or (b) any unexcused or unlawful breach by Bank of any of its obligations under this Agreement or any of the other Loan Documents.

Section 6.10. CHARACTER OF BUSINESS. Borrower will continue to carry on substantially the same types of business carried on at the date hereof and businesses reasonably related thereto and will not engage in any business which would materially change the general type of business previously conducted without Bank's prior written approval which approval shall not be unreasonably withheld or delayed.


                                                                LOAN AGREEMENT
                                              NationsBank, N.A./New York Bagel
                                                                       Page 17

Section 6.11. FRANCHISEES. Borrower agrees that following an Event of Default, Bank shall have the right to notify all of Borrower's franchisees of the occurrence of an Event of Default and request that any and all sums due or to become due to Borrower from said franchisees shall be paid to Bank, and said franchisees shall have no liability to Borrower as a result of making such payments to Bank after the receipt of said notice.

ARTICLE 7.  NEGATIVE COVENANTS.

Borrower covenants and agrees that so long as any portion of the Loan remains unpaid, Borrower will not, without the prior written consent of Bank which consent shall not be unreasonably withheld or delayed:

Section 7.1. RESTRICTION ON INDEBTEDNESS. Create, guaranty, assume, permit to exist or become liable, directly or indirectly, in respect of any indebtedness of any kind or character (including, without limitation, any liability by way of endorsement, guarantee, agreement to repurchase or to supply funds, extensions or credit in support of the obligations or undertakings of others, and any indebtedness secured by mortgages or other liens or encumbrances whether or not assumed) other than the Loan and all current indebtedness of Borrower as such indebtedness exists as of the date of this Agreement, including, without limitation, the Permitted Encumbrances, and current operating liabilities incurred in the ordinary course of business of Borrower.

Section 7.2. RESTRICTION ON CAPITAL EXPENDITURES. Engage in capital expenditures in any one fiscal year in excess of $1,000,000.00 alone or in the aggregate other than those consented to by Bank in an Advance.

Section 7.3. RESTRICTIONS ON STOCK REPURCHASE. Directly or indirectly purchase, redeem, or retire any of the Borrower's common stock, or any warrants, rights, or options to purchase (excluding specifically any expiration or termination of any incentive stock option or non-qualified stock option granted by Borrower).

Section 7.4. LOANS AND ADVANCES. Loan any amounts to officers, directors, employees, stockholders or any member of their families, or to affiliates or subsidiary companies during the term of the Loan that would exceed $100,000 in the aggregate.

Section 7.5. MERGER; SALES OF ASSETS. Merge or consolidate in any individual transaction valued at greater than $1,000,000.00 with any other Person or sell substantially all of its assets to any other Person.


                                                                LOAN AGREEMENT
                                              NationsBank, N.A./New York Bagel
                                                                       Page 18

Section 7.6. DISTRIBUTIONS. Make distributions or pay dividends to stockholders in any one fiscal year in excess of $1,000,000.00.

Section 7.7. LIMITATIONS ON LIENS. Create, incur, assume or permit to exist any voluntary or involuntary Lien on the Collateral, with the exception of the Permitted Encumbrances.

Section 7.8. WASTE ASSETS OR ALTER THE COLLATERAL. Commit or permit any waste of the Collateral, or any portion thereof, or without the prior written consent of Bank, make or permit to be made any alterations or additions to the Collateral other than in the ordinary course of Borrower's business.

Section 7.9. TRANSFER OF COLLATERAL. Assign, sell, lease, license, pledge, or otherwise transfer its interests in the Collateral other than in the ordinary course of Borrower's business operations as they exist as of the date of this Agreement or in excess of $100,000.00 for any one transaction not to exceed $250,000.00 for all transactions in any given calendar year. Borrower has not performed, and will not perform, any act which might prevent Borrower from performing its undertakings hereunder, impairing Bank's Lien in the Collateral or which might prevent Bank from operating under or enforcing any of the terms and conditions hereof or under the other Loan Documents which would materially limit Bank in such operation or enforcement.

Section 7.10. USE VIOLATIONS. Use, maintain or operate or allow the use, maintenance or operation of the Collateral in any manner which materially (i) violates any Legal Requirement; (ii) may be dangerous unless safeguarded as required by law; (iii) constitutes a public nuisance; (iv) makes void, voidable or cancelable any insurance then in force with respect thereto; or (v) makes void, voidable or cancelable any governmental permit.

Section 7.11. ERISA. With respect to any Employee Benefit Plan of Borrower (i) violate or fail to be in full compliance with such Employee Benefit Plan in any material respect; (ii) fail to timely file all reports and filings required by the ERISA to be filed by Borrower; (iii) engage in any material "prohibited transactions" (as defined in Part 4 of Title 1 of ERISA) or any material "reportable events" (as described in Section 4043 of ERISA); (iv) engage in, or commit, any act that could result in the imposition of a material tax or penalty against Borrower; (v) incur any material accumulated funding deficiency (as defined in Section 412 of the Internal Revenue Code of 1986, as amended); or
(vi) terminate any Employee Benefit Plan such that a lien could be asserted against any assets of Borrower on account thereof pursuant to ERISA.

Section 7.12. HAZARDOUS SUBSTANCES. Place, install, dispose of or release or cause, permit or allow the placing, installation, disposal, spilling, leaking, dumping or release of any Hazardous Substance or storage tank (or similar vessel) in violation of any Environmental Requirement.


                                                                LOAN AGREEMENT
                                              NationsBank, N.A./New York Bagel
                                                                       Page 19

Section 7.13. CHANGE IN MANAGEMENT. Change the current senior executive management of Borrower.

Section 7.14. NAME CHANGE. Cause or permit any change to be made in its name unless Borrower shall have notified Bank of such change prior to the effective date of such change, and shall have first taken all action required by Bank for the purpose of further perfecting or protecting Bank's security interest in the Collateral.

Section 7.15. BUSINESS LOCATION. Change the location of its chief executive office or principal place of business, which is currently located in Wichita, Kansas.

ARTICLE 8.  EVENTS OF DEFAULT AND REMEDIES THEREFOR.

Section 8.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following shall constitute an event of default ("EVENT OF DEFAULT") under this
Agreement:

a) FAILURE TO PAY. Default in the payment when due of any portion of any principal or interest or other sums due hereunder or under any of the Notes, which default shall continue more than ten (10) days after written notice thereof from Bank to Borrower;

b) DEFAULT IN OTHER OBLIGATIONS UNDER LOAN DOCUMENTS. Default in the performance or observance of any other covenant or agreement undertaken by Borrower under this Agreement or the other Loan Documents, which default shall not have been corrected within thirty (30) days after written notice thereof from Bank to Borrower;

c) REPRESENTATIONS. Any statement, representation, certification or warranty herein or in any of the Loan Documents, in any certificate, in any financial statement or in any other writing heretofore or hereafter delivered to Bank in connection with the Loan is false, fraudulent or misleading in any material respect when given;

d) DEFAULT UNDER OTHER OBLIGATIONS. Default in the payment when due (subject to applicable grace periods), whether by acceleration or otherwise, of any other indebtedness or undertaking of Borrower or default in the performance or observance of any obligation or condition with respect to any such other indebtedness or undertaking, if the effect of such default is to accelerate the maturity of such other indebtedness or undertaking or to permit the holder(s) thereof, or any trustee or agent for such holder(s), to cause such other indebtedness or undertaking to become due and payable prior to its expressed maturity;

e) FAILURE TO PAY TRADE CREDITORS. Default in the payment of indebtedness to trade creditors of Borrower when due, and such default shall continue for a period of ninety (90) days; PROVIDED, HOWEVER, that, to the extent Borrower's failure to make payment is the result of a valid dispute,


                                                                LOAN AGREEMENT
                                              NationsBank, N.A./New York Bagel
                                                                       Page 20
as determined by Bank in its reasonable discretion, said failure shall not constitute an Event of Default;

f)   BANKRUPTCY OR INSOLVENCY OF BORROWER.

     1) Commencement of any voluntary proceedings under any bankruptcy or insolvency laws now or hereafter in effect or assignment for the benefit of creditors by Borrower;

     2) The filing or commencement of an involuntary case or other proceeding against Borrower seeking liquidation, reorganization or other relief with respect to Borrower or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for Borrower or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of seventy-five (75) days; or the entry of an order for relief against Borrower under the federal bankruptcy laws now or hereafter in effect; and

     3) The willful concealment or removal of any part of the property of Borrower with intent to hinder, delay or defraud creditors, or the transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law;

g) INJUNCTION. The issuance of any injunction or other order by any court of competent jurisdiction enjoining the Borrower from conducting its business as it exists on the date hereof or enjoining or prohibiting Borrower or Bank from performing this Agreement or any of the other Loan Documents, and such injunction or order is not vacated within sixty (60) days after the granting thereof;

h) JUDGMENT. The entry of one or more judgments or orders, against Borrower if such judgment(s) or order(s) is (are) in excess of $150,000 (alone or in the aggregate), is not covered by insurance or is not satisfied or appealed from (with execution or similar process stayed) within the time period allowed by law for automatically staying execution on such judgments or orders;

i) GARNISHMENT OR ATTACHMENT. Service of any order of attachment, garnishment or levy or the existence or the making or issuance of any tax lien or similar process on or with respect to a material portion of the Collateral, which has not been released in full within thirty (30) days from the earlier of service, attachment or execution; and

j) MATERIAL ADVERSE EFFECT. The occurrence or existence of any fact or set of circumstances that in Bank's sole opinion has resulted in a Material Adverse Effect.


                                                                LOAN AGREEMENT
                                              NationsBank, N.A./New York Bagel
                                                                       Page 21

Section 8.2. REMEDIES. Upon the occurrence of an Event of Default, Bank, acting by or through agents, trustees or otherwise without further notice (including, without limitation, notice of default, notice of intent to accelerate or of acceleration) except for any notice that is expressly required herein, and WITHOUT DEMAND, PRESENTMENT, PROTEST OR ACTION OF ANY NATURE WHATSOEVER ALL OF WHICH ARE HEREBY WAIVED BY BORROWER, may (i) declare the entire unpaid balance of the Loan and all Obligations, together with all accrued interest thereon to be immediately due and payable, and (ii) exercise any and all other rights, remedies and recourses granted hereunder or under the other Loan Documents or otherwise now or hereafter existing in equity, at law, by virtue of statute or otherwise. Anything contained herein to the contrary notwithstanding, the obligations and commitment of the Bank shall terminate forthwith.

Section 8.3. WAIVER. Any Event of Default and its resulting consequences as set forth above may be waived by Bank, but such waiver shall not constitute a precedent for future action and no delay or failure on the part of the Bank to exercise any right, power, or privilege hereunder shall operate as a waiver thereof.

ARTICLE 9.  MISCELLANEOUS.

Section 9.1. MODIFICATION OF LOAN DOCUMENTS. No modification, amendment, consent or waiver whatsoever of any provision under any of the Loan Documents shall be effective unless in writing and approved by the party against whom enforcement is sought, and then only to the extent set forth in such writing.

Section 9.2. RIGHTS CUMULATIVE. The rights, remedies and powers provided to a party in the Loan Documents or otherwise are cumulative, and the exercise of any particular right, remedy or power does not preclude the exercise of any other right, remedy or power in addition to, or as an alternative of, such remedy.

Section 9.3. PROVISIONS SEVERABLE. If any one or more of the provisions of this Agreement operates, in whole or in part, or if any one or more of the provisions of this Agreement would prospectively operate, in whole or in part, to invalidate this Agreement, then said provision or provisions shall be deemed null and void, but shall not affect any other provision of this Agreement, and its remaining provisions shall in no way be affected, prejudiced or disturbed thereby.

Section 9.4. TRANSFER OF RIGHTS BY BANK. Borrower acknowledges and agrees that Bank may, from time to time, sell or offer to sell participation interests in the Loan in their entirety or any portion, to one or more participants, or may directly assign or offer to assign, all or a portion of its right, title and interest in the Loan to one or more assignees. Borrower shall execute, acknowledge and deliver any and all instruments reasonably requested by Bank in connection with the foregoing.


                                                                LOAN AGREEMENT
                                              NationsBank, N.A./New York Bagel
                                                                       Page 22

Section 9.5. BORROWER'S OBLIGATIONS ABSOLUTE; NO ASSIGNMENT. Borrower understands and agrees that the liability created hereunder is not dependent or conditioned upon the execution of the Loan Documents by any other party. The Loan Documents may not be assigned by Borrower without the express written consent of Bank.

Section 9.6. BORROWER ADDITIONALLY BOUND. Borrower understands and agrees that it is additionally bound by the terms and conditions of the other Loan Documents, which terms and provisions are incorporated herein and made a part of this Agreement. To the extent that any term or provision of the other Loan Documents conflicts with a term or provision of this Agreement, the term or provision of this Agreement shall control; PROVIDED, HOWEVER, that to the extent the other Loan Documents provide additional rights or remedies that do not conflict with the provisions of this Agreement or as to which this Agreement is silent, such rights and remedies shall remain in full force and effect.

Section 9.7. BORROWER IN CONTROL; NOT A JOINT VENTURE. In no event shall Bank's rights and interests under the Loan Documents be construed to give Bank the right to control, or deemed to indicate that Bank is in control of, the business, properties, management functions or operating decisions made by Borrower. The relationship between Borrower and Bank is solely that of borrower and lender. No term, provision or condition of any of the Loan Documents shall be construed as creating a joint venture, partnership or association between Bank and Borrower, and Bank has no fiduciary or other special relationship with Borrower.

Section 9.8. SURVIVAL OF REPRESENTATIONS. All covenants, agreements, undertakings, indemnities, representations and warranties made by either of the parties herein or in any certificate delivered pursuant hereto, including, but not limited to the Borrowing Base Reports, will survive the delivery of the Loan Documents and the making of the Loan evidenced thereby, and any investigation at any time made by or on behalf of Bank will not diminish Bank's right to rely thereon. All statements contained in any certificate or other instrument delivered by or on behalf of the Borrower under or pursuant to the Loan Documents or in connection with the transactions contemplated by the Loan Documents constitute representations and warranties made by the Borrower hereunder.

Section 9.9. FURTHER ASSURANCES. The parties agree to execute, acknowledge, obtain and deliver such documents as may be required from time to time in order to complete and effect the transactions contemplated by the Loan Documents.

Section 9.10. NO THIRD PARTY BENEFICIARIES. None of the Loan Documents create any rights to or for the benefit of any Person not a party thereto.


                                                                LOAN AGREEMENT
                                              NationsBank, N.A./New York Bagel
                                                                       Page 23

Section 9.11. NEGOTIATED JOINTLY. The parties have participated jointly in the negotiation of this Agreement. In the event an ambiguity or question of intent or interpretation arises, there shall be no presumption or burden of proof which arises favoring or disfavoring any party by virtue of the authorship of any of the provisions hereof.

Section 9.12. NOTICES. All notices, requests, demands, waivers and communications to any party under the Loan Documents shall be in writing and shall be deemed to have been duly given if (i) delivered personally, (ii) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or (iii) sent by next-day or overnight mail or delivery or (iv) sent by telecopy or telegram to the following address:

If to Borrower:       New York Bagel Enterprises, Inc.
                      Lots A' Bagels, Inc.
                      300 IMA Plaza
                      250 North Water Street
                      Wichita, KS 67202-1213
                      Attn:  Mr. Robert J. Geresi,
                       Chairman and Chief Executive Officer
                      316-267-8154 (facsimile)

     with copy to:    Klenda, Mitchell, Austerman & Zuercher, L.L.C.
                      1600 Epic Center
                      301 North Main Street
                      Wichita, KS 67202-4888
                      Attn: Gregory B. Klenda
                      316-267-0333 (facsimile)


If to Bank:           M. Drayton Alldritt, Sr. Vice President
                      NationsBank, N.A.
                      P.O. Box 4
                      100 North Broadway
                      Wichita, KS  67201-0004
                      316-261-2234 (facsimile)

     with copy to:    Fleeson, Gooing, Coulson & Kitch, L.L.C.
                      125 North Market, Suite 1600
                      Wichita, KS 67202
                      Attn: Thomas J. Lasater
                      316-267-1754 (facsimile)


                                                                LOAN AGREEMENT
                                              NationsBank, N.A./New York Bagel
                                                                       Page 24
or to such other address as shall be designated by such party in a written notice to the other party in accordance with the foregoing procedure.

Section 9.13. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 9.14. APPLICABLE LAW. The laws of the State of Kansas shall govern the construction and interpretation of this Agreement.

Section 9.15. CONFIDENTIALITY. Each party covenants and agrees that all non-public information obtained from the other party pursuant to this Agreement shall be kept strictly confidential and not be disclosed to any third party, except as may be required by applicable law.

THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, ARE THE FINAL EXPRESSION OF THE AGREEMENT BETWEEN BANK AND BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR OR CONTEMPORANEOUS ORAL AGREEMENT BETWEEN US. BANK ______ AND BORROWER _______ EACH HEREBY ACKNOWLEDGE AND AFFIRM THAT NO SUCH UNWRITTEN, ORAL AGREEMENTS EXIST. EACH PARTY HERETO ACKNOWLEDGES THAT SUFFICIENT SPACE HAS BEEN PROVIDED HEREIN, AND IN THE OTHER LOAN DOCUMENTS, FOR THE PLACEMENT OF NONSTANDARD TERMS.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]










                                                                LOAN AGREEMENT
                                              NationsBank, N.A./New York Bagel
                                                                       Page 25

     IN WITNESS WHEREOF, this Loan Agreement is executed on this 5th day of September, 1997.

Borrower:                     NEW YORK BAGEL ENTERPRISES, INC.


                              By:
                                 --------------------------------------------
                                 Robert J. Geresi, Chairman & Chief Executive
                                 Officer

STATE OF KANSAS     )
                    )  SS.
COUNTY OF SEDGWICK  )

This instrument was acknowledged before me on September 5, 1997, by Robert J. Geresi, Chairman and Chief Executive Officer of New York Bagel Enterprises, Inc.


                                              -------------------------------
                                                Signature of notarial officer
My Appointment Expires:




                              LOTS A' BAGELS, INC.


                              By:
                                 --------------------------------------------
                                 Robert J. Geresi, President

STATE OF KANSAS     )
                    )  SS.
COUNTY OF SEDGWICK  )

This instrument was acknowledged before me on September 5, 1997, by Robert J. Geresi as President of Lots A' Bagels, Inc.


                                              -------------------------------
                                                Signature of notarial officer




                                                                LOAN AGREEMENT
                                              NationsBank, N.A./New York Bagel
                                                                       Page 26

My Appointment Expires:




Bank:                              NationsBank, N.A.



                              By:
                                 --------------------------------------------
                                   M. Drayton Alldritt, Senior Vice President



















                                                                LOAN AGREEMENT
                                              NationsBank, N.A./New York Bagel
                                                                       Page 27

                                   EXHIBIT "A"

                               REQUEST FOR ADVANCE

                                   EXHIBIT "B"

                              OTHER LOAN DOCUMENTS